Exhibit 10.4

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated as of July 20, 2016, by and between AdvancePierre Foods Holdings, Inc., a Delaware corporation (the “Company”), and Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”).

RECITALS

WHEREAS, the Company and Oaktree are parties to that certain Management Services Agreement, dated as of December 18, 2008 (the “Management Agreement”); and

WHEREAS, the Company and Oaktree desire to terminate the Management Agreement on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the agreements set forth herein, the parties hereto agree as follows:

AGREEMENT

1.                                      Termination. The parties hereby terminate the Management Agreement as amended and supplemented through the date hereof. The parties hereby acknowledge that the Management Agreement shall be of no further force or effect, and that all rights and obligations of the parties thereunder are hereby terminated, except as specifically provided in Section 4(b) of the Management Agreement.

2.                                      Miscellaneous.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to any conflicts of laws principles thereof).

(b)                                 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(c)                                  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)                                 This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this to be executed as of the date first above written.

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Name:	Michael B. Sims
Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Matthew C. Wilson
Name:	Matthew C. Wilson
Title:	Managing Director

By:	/s/ Zachary H. Serebrenik
Name:	Zachary H. Serebrenik
Title:	Managing Director